Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Reports Fiscal 2025 Second Quarter Results

Revenue Growth Picks Up as Year Progresses; Company on Track for Record 2025

LOUISVILLE, KY – August 13, 2025 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage, media and AdTech solutions, today announced its financial results for the fiscal second quarter ended June 30, 2025.

Highlights:

●	Second quarter revenue of $13.0 million versus $13.1 million in the prior-year period

●	Gross profit of $5.0 million for the three months ended June 30, 2025 versus $6.8 million in the second quarter of fiscal 2024

●	Adjusted EBITDA* of $1.2 million for the second quarter of 2025 versus $1.5 million in the prior-year period

●	Annual recurring revenue (“ARR”) of approximately $18.1 million at the end of the second quarter versus $17.3 million as of March 31, 2025

“We’re very pleased to see, as anticipated, a pickup in business as the year plays out, with even stronger performance anticipated in the second half of fiscal 2025,” said Rick Mills, Chief Executive Officer. “Not only did revenue grow 34%, sequentially, versus the first quarter, but we used operating cash flow to reduce approximately $3.1 million of debt during the period. We remain committed to an improved balance sheet that can provide financial flexibility, support growth, and reduce interest expense going forward. As previously stated, we expect top line growth to accelerate in the quarters to come, supported by solid demand for our unique, turnkey solutions as well as generally positive economic conditions in our key markets. We also anticipate gross margins to expand going forward, due to both improved product mix and increased service revenue. Overall, we remain on track for the year, setting us up for even further improvement in bottom line results for 2026 and beyond.”

*Adjusted EBITDA is a non-GAAP financial measure. A reconciliation is provided in the tables of this press release.

2025 Second Quarter Financial Results

Sales were $13.0 million for the fiscal 2025 second quarter as compared to $13.1 million in the same period in fiscal 2024. Hardware revenue rose to $7.1 million, versus $5.0 million in the prior-year period, primarily due to purchases from the Company’s quick-serve restaurants (“QSR”) and sports/entertainment verticals, reflecting hardware bought in advance of scheduled deployments later in 2025, due to the pricing uncertainty of potential tariffs. Service revenue fell to $6.0 million, from $8.1 million in fiscal 2024, primarily due to a reduction in SaaS subscription services and the Company’s prior exit from media sales effective October 1, 2024.

Consolidated gross profit was $5.0 million for the fiscal 2025 second quarter versus $6.8 million in the prior-year period, and consolidated gross margin was 38.5% versus 51.8% in the fiscal 2024 second quarter. Gross margin on hardware revenue was 25.1% in fiscal 2025 as compared to 30.1% in the prior-year period, primarily reflecting product mix. Gross margin on service amounted to 54.4%, versus 65.2% in the fiscal 2024 second quarter, primarily due to a reduction in SaaS subscription services and the Company’s prior exit from media sales effective October 1, 2024. The Company ended the second quarter of 2025 with a run-rate on ARR of approximately $18.1 million.

Sales and marketing expenses in the second quarter fell to $1.2 million, versus $1.7 million in the prior-year period, while general and administrative expenses rose to $5.2 million versus $4.5 million in fiscal 2024. Excluding stock-based compensation expense, the Company’s general and administrative expenses decreased by $678 thousand, reflecting the impact of various cost containment efforts.

The Company posted an operating loss of approximately $1.3 million in the second quarter of fiscal 2025 compared to an operating profit of $0.6 million in the second quarter of fiscal 2024. CRI reported a net loss of $1.8 million, or $(0.17) per diluted share, in the quarter ended June 30, 2025 versus $0.6 million, or $(0.06) per diluted share, in the prior-year period.

Adjusted EBITDA (defined later in this release) was $1.2 million in the second quarter of 2025 as compared to $1.5 million in the prior-year period.

Balance Sheet

As of June 30, 2025, the Company had cash on hand of approximately $0.6 million, versus $1.0 million at December 31, 2024. The Company had outstanding debt of approximately $20.1 million versus $13.0 million at the start of the fiscal year, reflecting the settlement of the contingent consideration liability. As of the end of the second quarter, the trailing twelve-month gross and net leverage ratios utilizing Adjusted EBTIDA were 4.53x and 4.40x, respectively, versus 2.59x and 2.39x at the beginning of 2025. Net debt is equal to the Company’s outstanding debt less cash on hand.

Conference Call Details

The Company will host a conference call to review the results of the second quarter of 2025, and provide additional commentary about recent performance, on August 13 at 9:00 am Eastern Time, which will include prepared remarks and materials from management, followed by a live Q&A. The call will be hosted by Rick Mills, Chief Executive Officer, George Sautter, Chief Strategy Officer, and Ryan Mudd, Interim Chief Financial Officer.

Prior to the call, participants should register at https://bit.ly/CREXearnings2025Q2. Once registered, participants can use the weblink provided in the registration email to participate in the live webcast. An archived edition of the earnings conference call will also be posted on the Company’s website later today and will remain available for one year.

Use of Non-GAAP Measures

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, EBITDA and Adjusted EBITDA are used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income/(loss) or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income/(loss) to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules. For further information, please refer to Creative Realities, Inc.’s filings available online at www.sec.gov, including our Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its ClarityTM, ReflectViewTM, and iShowroomTM Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day to day management of Retail Media Networks to monetize on-premise foot traffic utilizing its AdLogicTM and AdLogic CPM+TM programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projects," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance, ARR and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/

CREATIVE REALITIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$569	$1,037
Accounts receivable, net	10,569	10,605
Inventories, net	1,055	1,995
Prepaid expenses and other current assets	921	859
Total Current Assets	$13,114	$14,496
Property and equipment, net	352	321
Goodwill	26,453	26,453
Other intangible assets, net	21,692	22,841
Operating lease right-of-use assets	1,791	787
Other non-current assets	251	312
Total Assets	$63,653	$65,210

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,169	$6,354
Accrued expenses and other current liabilities	2,368	3,210
Deferred revenues	1,856	1,137
Customer deposits	1,626	2,181
Current maturities of operating leases	420	466
Short-term debt	591	-
Short-term contingent consideration, at fair value	-	12,815
Total Current Liabilities	13,030	26,163
Revolving credit facility	16,093	13,044
Long-term debt	3,409	-
Long-term obligations under operating leases	1,491	342
Other non-current liabilities	187	201
Total Liabilities	34,210	39,750

Shareholders’ Equity
Common stock, $0.01 par value, 66,666 shares authorized; 10,519 and 10,447 shares issued and outstanding, respectively	105	104
Additional paid-in capital	84,641	82,210
Accumulated deficit	(55,303)	(56,854)
Total Shareholders’ Equity	29,443	25,460
Total Liabilities and Shareholders’ Equity	$63,653	$65,210

CREATIVE REALITIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Sales
Hardware	$7,073	$5,024	$10,467	$9,168
Services and other	5,957	8,091	12,297	16,232
Total sales	13,030	13,115	22,764	25,400
Cost of sales
Hardware	5,298	3,510	7,602	6,703
Services and other	2,715	2,817	5,692	6,145
Total cost of sales	8,013	6,327	13,294	12,848
Gross profit	5,017	6,788	9,470	12,552
Operating expenses:
Sales and marketing expenses	1,156	1,665	2,403	3,130
General and administrative expenses	5,192	4,531	9,120	8,906
Total operating expenses	6,348	6,196	11,523	12,036
Operating (loss) income	(1,331)	592	(2,053)	516

Other expenses (income):
Interest expense, including amortization of debt discount	513	513	834	1,176
Gain on settlement of contingent consideration	-	-	(4,775)	-
Gain on change in fair value of contingent consideration	-	(408)	-	(1,012)
Loss on debt extinguishment	-	1,059	-	1,059
Other (income) expense	(1)	18	264	(17)
Total other expenses (income)	512	1,182	(3,677)	1,206
Net (loss) income before income taxes	(1,843)	(590)	1,624	(690)
Benefit (provision) for income taxes	26	(25)	(73)	(34)
Net (loss) income	$(1,817)	$(615)	$1,551	$(724)
Basic (loss) earning per common share	$(0.17)	$(0.06)	$0.15	$(0.07)
Diluted (loss) earning per common share	$(0.17)	$(0.06)	$0.15	$(0.07)
Weighted average shares outstanding - basic	10,496	10,447	10,471	10,434
Weighted average shares outstanding - diluted	10,496	10,447	10,568	10,434

CREATIVE REALITIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share per share amounts)

	Six Months Ended
	June 30,
	2025	2024
Operating Activities:
Net income (loss)	$1,551	$(724)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,404	1,769
Amortization of debt discount	-	569
Amortization of stock-based compensation	1,344	6
Amortization of deferred financing costs	51	12
Bad debt expense	57	130
Provision for inventory reserves	14	(49)
Deferred income taxes	9	23
Gain on settlement of contingent consideration	(4,775)	-
Loss on extinguishment of debt	-	1,059
Gain on change in fair value of contingent consideration	-	(1,012)
Changes to operating assets and liabilities:
Accounts receivable	(21)	2,847
Inventories	926	(379)
Prepaid expenses and other current assets	38	(299)
Accounts payable	(207)	(2,630)
Accrued expenses and other current liabilities	(768)	705
Deferred revenue	719	1,814
Customer deposits	(555)	352
Other, net	(14)	13
Net cash provided by operating activities	773	4,206
Investing activities
Purchases of property and equipment	(109)	(8)
Capitalization of labor for software development	(1,155)	(1,487)
Net cash used in investing activities	(1,264)	(1,495)
Financing activities
Proceeds from borrowings under revolving credit facility	18,334	13,860
Repayment of borrowings under revolving credit facility	(15,285)	(41)
Settlement of contingent consideration	(3,000)	-
Repayment of term debt	-	(15,147)
Payment of deferred financing costs	-	(186)
Principal payments on finance leases	(26)	(21)
Net cash provided by (used in) financing activities	23	(1,535)
Increase (decrease) in cash and cash equivalents	(468)	1,176
Cash and cash equivalents, beginning of period	1,037	2,910
Cash and cash equivalents, end of period	$569	$4,086

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands, unaudited)

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization. CRI defines “Adjusted EBITDA” as EBITDA excluding Director stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of CRI’s profitability or liquidity. CRI’s management believes EBITDA and Adjusted EBITDA are useful financial metrics because they allow external users of CRI’s financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate CRI’s operating performance, compare the results of its operations from period to period and against CRI’s peers without regard to CRI’s financing methods, hedging positions or capital structure and because it highlights trends in CRI’s business that may not otherwise be apparent when relying solely on GAAP measures. CRI also presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA CRI presents may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Quarters Ended
	June 30	March 31	December 31	September 30	June 30
Quarters ended	2025	2025	2024	2024	2024
GAAP net (loss) income	$(1,817)	$3,368	$(2,838)	$54	$(615)
Interest expense:
Amortization of debt discount	-	-	-	-	209
Other interest, net	513	321	296	303	304
Depreciation/amortization:
Amortization of intangible assets	1,165	1,136	1,128	1,081	878
Amortization of employee share-based awards	1,249	2	4	3	3
Depreciation of property & equipment	52	51	49	51	52
Income tax (benefit) expense	(26)	99	(120)	192	25
EBITDA	$1,136	$4,977	$(1,481)	$1,684	$856
Adjustments
Loss (Gain) on fair value of contingent consideration	-	-	2,022	598	(408)
Gain on settlement of contingent consideration	-	(4,775)	-	-	-
Loss on debt extinguishment	-	-	-	-	1,059
Stock-based compensation - Director grants	93	-	-	-	-
Other (income) expense	(1)	265	(74)	(11)	18
Adjusted EBITDA	$1,228	$467	$467	$2,271	$1,525